       EX-10.33-1

                                 EXHIBIT 10.33


                                                             EXECUTION COPY


                                AMENDMENT NO. 5
                            TO AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


          This Amendment No. 5 to Amended and Restated Loan and Security Agreement (the "AMENDMENT"), made as of this 22nd day of January, 1996, by and among GREAT DANE TRAILERS, INC., a Georgia corporation ("GDT"), with an office at 600 East Lathrop Avenue, Savannah, Georgia 31402, GREAT DANE LOS ANGELES, INC., a Georgia corporation, with an office at 600 East Lathrop Avenue, Savannah, Georgia 31402, GREAT DANE TRAILERS TENNESSEE, INC., a Tennessee corporation, with an office at 600 East Lathrop Avenue, Savannah, Georgia 31402, BANKAMERICA BUSINESS CREDIT, INC., with an office at 40 East 52nd Street, New York, New York 10022, NATIONSBANK OF GEORGIA, N.A., with an office at 600 Peachtree Street, Atlanta, Georgia 30308, and SANWA BUSINESS CREDIT CORPORATION, with an office at 500 Glenpointe Centre West, Teaneck, New Jersey 07666-6802. Capitalized terms used herein shall have the meanings set forth in the Loan Agreement (as hereinafter defined), unless the context otherwise requires.

          WHEREAS, the Borrowers, the Lenders and the Agent have entered into the Amended and Restated Loan and Security Agreement dated as of February 14, 1995 (as amended, the "Loan Agreement"), pursuant to which the Lenders have advanced or will advance monies and have made or will make other extensions of credit to the Borrowers, subject to the terms and conditions contained therein; and

          WHEREAS, the Borrowers and the Lenders desire to amend the Loan Agreement subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual premises and covenants set forth in this Amendment, the parties hereto hereby agree as follows:

          Section 1.  AMENDMENTS TO LOAN AGREEMENT.

          (a) Subsection (b)(iv) of the definition of "Maximum Revolver Amount" is hereby amended to read in its entirety as follows:

     "(iv)  all other reserves which the Agent reasonably establishes
     (A) with respect to any failure (whether or not a cure or grace period is provided herein) by the Borrowers to comply with the terms, provisions, affirmative and negative covenants and other agreements contained in this Agreement or any of the other Loan Documents, (B) pursuant to SECTIONS 10.5 and 10.6 and (C) in the event that the validation of any appraisal(s) requested by the Agent or any Lender with respect to any Real Estate indicates that the sum of (x) the aggregate fair market value of such Real Estate plus $1,000,000 is less than (y) the aggregate fair market value of such Real Estate as set forth in the initial appraisal with respect thereto delivered to the Agent or any Lender; PROVIDED, HOWEVER, that any reserves established pursuant to clause (C) of this
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 EX-10.33-2

     subsection (a)(iv) shall be reduced from time to time by an amount equal to any and all payments of principal of the Term Loans."

          (b) Subsection (c) of the definition of "Term Loan Commitment" contained in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

     "(c) with respect to the Term Loans to be made on the Terre Haute Term Funding Date, the lesser of (i) (A) the difference of the amount set forth beside such Lender's name under the heading Term Loan Commitment on the signature pages of this Agreement or, after an assignment pursuant to SECTION 14.3, shown for such Lender in the Register MINUS (B) such Lender's Pro Rata Share of the original principal amount of the Original Term Loans and Term Loans made at the Initial Term Funding Date and such Lender's Pro Rata Share of the Term Loans made or to be made on the Real Estate Term Funding Date and (ii) such Lender's Pro Rata Share of $8,000,000."

          Section 2. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. As conditions precedent to the effectiveness of this Amendment, in addition to any other conditions set forth in the Loan Agreement with respect to the Terre Haute Term Funding Date, the Agent and each Lender shall have received such documents, certificates, financial or other information or opinions as the Agent or any Lender may request, each in form and substance satisfactory to each of them.

          Section 3. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

          Section 4. RATIFICATION. Except as provided herein, all of the other terms and conditions of the Loan Agreement are hereby ratified by the parties hereto and shall remain in full force and effect. As amended hereby, the Loan Agreement is ratified and confirmed in all respects.

          IN WITNESS WHEREOF, authorized representatives of the parties hereto have caused this Amendment to be executed as of the date first noted above.

                                   GREAT DANE TRAILERS, INC.

                                   By:   /s/ T. W. Horan
                                      -------------------------------------
                                       Name:  T. W. Horan
                                       Title:  Senior Vice President, Finance


                                   GREAT DANE LOS ANGELES, INC.

                                   By:   /s/ T. W. Horan
                                      -------------------------------------
                                       Name:  T. W. Horan
                                       Title:  Senior Vice President, Finance
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 EX-10.33-3

                                   GREAT DANE TRAILERS TENNESSEE,
                                     INC.

                                   By:   /s/ T. W. Horan
                                      -------------------------------------
                                       Name:  T. W. Horan
                                       Title:  Senior Vice President, Finance


                                   BANKAMERICA BUSINESS CREDIT,
                                     INC.

                                   By:   /s/ Ira A. Mermelstein
                                      -------------------------------------
                                       Name:  Ira A. Mermelstein
                                       Title:  Vice President


                                   NATIONSBANK OF GEORGIA, N.A.

                                   By:   /s/ Jeff Guldner
                                      -------------------------------------
                                       Name:  Jeff Guldner
                                       Title:  Vice President


                                   SANWA BUSINESS CREDIT
                                     CORPORATION

                                   By:   /s/ Peter L. Skavla
                                      -------------------------------------
                                       Name:  Peter L. Skavla
                                       Title:  Vice President